Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 25, 2022 relating to the financial statements of Viad Corp and subsidiaries and the effectiveness of Viad Corp and subsidiaries’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of Viad Corp and subsidiaries for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

Phoenix, Arizona

May 26, 2022